EXHIBIT 11

                        Latshaw Enterprises, Inc.

                    Primary and Fully Diluted Net Income
                       per Common Share Computation

                            Three Months Ended          Six Months Ended
                          May 4,       April 29,       May 4,    April 29,
                           1996           1995          1996         1995
                              (In thousands except per share data)
Primary
Net income applicable to
  common shareholders      $594           $761         $1,081        $1,234

Weighted average number
  of common shares
  outstanding during
  the period                499            497            500          497

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock
  options granted            14             18            15           20

Weighted average number
  of common and common
  equivalent shares
  outstanding               513            515           515          517

Net income per share      $1.16         $ 1.48        $ 2.10       $ 2.39

Fully Diluted
Net income                $ 594         $  761        $1,081       $1,234

Add - interest expense
  of convertible
  subordinated debentures    37             37            76           72

Net income applicable to
common shareholders        $631         $  798        $1,157       $1,306

Weighted average number
  of common shares
  outstanding during
  the period                499            497           500          497

Add - common equivalent
  shares (determined using
  the "treasury stock
  method") representing
  shares issuable upon the
  exercise of stock options
  granted                    14             18           15           20

Add - dilutive convertible
  subordinated debentures   500            500          500          500

Weighted average number of
  common and common
  equivalent shares
  outstanding             1,013          1,015        1,015        1,017

Net income per share      $ .62         $  .79        $1.14        $1.28